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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Pacer International, Inc.
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            (Exact name of registrant as specified in its charter)

                Delaware                                 94-3285040
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

3746 Mt. Diablo Boulevard, Suite 110 Lafayette, California        94549
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    (Address of principal executive offices)                    (Zip Code)
Securities to be registered pursuant to
Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
            to be so registered                 each class is to be registered

Common Stock (par value $.01 per share)       Nasdaq National Market
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(g) of the Act:  None


Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant's Common Stock, par value $.01 per share (the "Common Stock") is to be registered. The description of the Common Stock will be set forth under the caption "Description of Capital Stock" in the Registrant's Prospectus, to be filed pursuant to Rule 424(b) under the Securities Act of 1933 and forming part of the Registrant's Registration Statement on Form S-1 (No. 333-53983), as amended, and is incorporated herein by reference.

Item 2.  Exhibits.

     All exhibits required by Instruction II to item 2 will be supplied to the Nasdaq National Market.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                             PACER INTERNATIONAL, INC.


July 22, 1998                                By: /s/ Donald C. Orris
                                                 ----------------------
                                                 Name:  Donald C. Orris
                                                 Title: President and Chief
                                                        Executive Officer



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